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EDITED TRANSCRIPT
OSTK - Q3 2013 Overstock.com, Inc. Earnings Conference Call
EVENT DATE/TIME: OCTOBER 17, 2013 / 03:30PM GMT

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CORPORATE PARTICIPANTS

Jonathan Johnson Overstock.com, Inc. - Executive Vice Chairman
Robert Hughes Overstock.com, Inc. - SVP of Finance and Risk Management
Patrick Byrne Overstock.com, Inc. - Chairman and CEO
Stormy Simon Overstock.com, Inc. - Co-President
Dave Nielsen Overstock.com, Inc. - Co-President

CONFERENCE CALL PARTICIPANTS

Nat Schindler BofA Merrill Lynch - Analyst
Arieh Coll Coll Capital - Analyst
Scott Tilghman B. Riley & Co. - Analyst

PRESENTATION
Operator
Good morning. My name is Kate and I will be your conference operator today. At this time, I would like to welcome everyone to the Overstock.com third-quarter 2013 earnings conference call. (Operator Instructions). I would like to introduce today’s presenter, Mr. Jonathan Johnson of Overstock.com. Please go ahead, sir.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Thank you, Kate. Good morning, and welcome to our third-quarter 2013 earnings conference call. Joining me today are Dr. Patrick Byrne, Chairman and CEO; Dave Nielsen, Co-President; Stormy Simon, Co-President; and Robert Hughes, Senior Vice President, Finance and Risk Management.
To begin with, let me remind you that the following discussions and our responses to your questions reflect management's views as of today, October 17, 2013, and may include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the press release filed this morning, and in the Form 10-K that we filed on February 21 of this year; the Form 10-Q that we filed on April 25 of this year; and the Form 10-Q that we filed on July 25 of this year.
During this call, we will discuss certain non-GAAP financial measures. The slides accompanying this webcast and our filings with the SEC, each posted on our Investor Relations website, contain additional disclosures regarding those non-GAAP measures, including reconciliations of these measures to the most comparable GAAP measures. Please review the Safe Harbor statement on slide 2.
Now I would like to turn the call over to Rob to highlight some of the financial results.
Robert Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management
Thank you, Jonathan. Please turn to slide number 3 of the presentation. Q3 total net revenue was $301.4 million, an 18% increase from last year. Q3 gross profit dollars increased by 27% to $59.2 million, and gross margin improved 140 basis points from last year to 19.6%. Q3 contribution was $36.7 million, a 16% increase from last year, and contribution margin was 12.2%. Q3 technology and G&A expenses combined increased by 11% to $33.2 million. Net income for Q3 increased by 31% to $3.5 million or $0.14 per diluted share.
Patrick, with that, let me turn the call over to you for the balance of the presentation.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Thank you, Rob. Thank you, Jonathan. Slide 4, quarterly revenue growth. You do see that it's ticked down a little bit. We're -- our goal, as we've said several times, is keeping above industry, which we think of as 12% to 15%.
So, next -- but that is, what, the eighth, ninth quarter ? One, two, three, four, five -- sixth quarter of positive revenue growth. So, we seem to have put those -- the past behind us.
Slide 5, gross profit grows 27%. Super.
Slide 6. You'll notice that our contribution margin at 12.2% is pretty close to what we say is -- we've said on plenty of previous calls, that 12.5% is really the right place for us to be. And in fact, I was getting a little worried when I saw this ticking over 13%. That's too much. So we're giving more back to the customers in lower prices. Margins this quarter at 19.6%, I think are an all-time -- well, they're tied for an all-time high with the previous quarter.

We have spent more on marketing. Some of that was caused by the Hummingbird change you've read about with Google. In July, that affected us. And so we got back on some other paid marketing channels, we doubled-down on them for some time in order to offset that. And they were a little bit more expensive.
Anyway, the Hummingbird issue has been resolved for us; has been, I think, since August, that we're -- it's actually -- not only have we come back to where we were, we're actually -- the last I saw, the last numbers I saw, we're actually doing a little bit better than we were before Hummingbird. So, Hummingbird has been good for us. But anyway, it -- in Q3 did cause us to increase some other paid channels that we would not have -- had not been anticipating. So that creates the 19.6%; 7.5% gives you the 12.2%.
Next slide, slide 7. Quarterly contribution growth growing at 16% is still -- it's still above our target of 12% to 15%. And as I've, again, said many times, what we think of as growth here, the number that we think of as growth is this contribution dollar. That's what we manage the company around. And I actually have thought -- long thought that Wall Street might give more consideration to looking at companies at ratio of market cap to contribution. It's an interesting measure for a technology company, for an Internet company.
Anyway, at 16%, it is still above the 12% to 15% of what we think where the industry is. But the only margin we saw when we were looking -- We're working hard to turn that around and make it accelerate again.
Next slide, quarterly operating expenses, slide 8. There is,- if you look, the tech and the G&A are -- last year, this quarter, they were $30 million; this year, they were about $32 million, $33 million on the graph.
There was an extraordinary expense. I'm going to turn it to Jonathan to explain.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
So, in each of the last two quarters, the second and the third quarters, but particularly the third quarter, we have been spending more than usual on legal to defend the suit in California brought by eight different County District Attorneys. That case went to trial. We had a two-week trial in September. It's a bench trial. The judge won't rule for quite some time. But for the last six months, and particularly the last three months, our legal expenses have been inordinately high.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Can you suggest any number range at how big it has been? Do you mind setting or --?
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
In the third quarter, it was roughly, for that case, $4 million.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
And the previous quarter, it was not a whole heck of a lot less?
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
That's correct.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
So there is this -- there is a $6 million or $7 million charge going through in the last couple of quarters, that -- there was some charge in the same period last year. It was costing us something, but nothing like this. It's taken us probably $6 million or $7 million to get it ready for trial on time.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Right.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
But what are you anticipating this quarter for it in costs?
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
In that case, it hasn't gone away, but it will come down significantly. I would think it would be maybe one-quarter of those costs for the fourth quarter.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Oh, okay. Next slide -- slide 9. Net income, even given that headwind, net income bounced from $2.7 million to $3.5 million -- roughly acceptable. But again, I look at that -- I think, well, there is a $4 million extraordinary charge buried in there, that -- but you will -- when you know all the facts, and when the trial is over, and the bench -- the judge has made his decision, we will be able -- so, probably in a quarter or two -- we'll be able to talk about this more openly and why we chose the path we chose in fighting, like we did..

So, $3.5 million on the net income. We feel good about that.
Slide 10. $55 million of operating cash flow and $40 million of free -- $39 million of free cash flow over the last trailing 12 months. That's a fine business.
Next slide, GAAP inventory turns at 42. Again, on our -- internally, we're running just under 6. That's our -- on our own purchasing and such, which doesn't sound too good. And I've always been thinking we should be able to do much better. But as our -- you also have to remember that our inventory -- we've had a mix shift, and the products we are selling now are products that conventional retail is more likely to get three turns with, or 2.5 turns with.
So, that, as we have shifted into more and more home goods, that is suppressing the core inventory turns. But the overall inventory turns of 42 are acceptable. And on the next slide, slide 12, we see our GMROI at 994%. The day that breaks 1000%, we'll really celebrate.
Unique customers up slightly -- slide 13 -- up slightly.
14 -- CPA, well, again, new customers up slightly -- I'm sorry, the last slide was total customers. Here's new customers up slightly. Cost for customer has gone way up, but as you'll note, the value of our customers are going way up. We've gone in the last two years from about $110, $120, to $170 average order size. Our repeat rates are starting to tick up a little bit. So these are more valuable customers than we've ever had and they're worth paying more for.
Slide 15 -- customer orders and average order size. Slide 15. $170 and we had a total of 2 million orders placed. Again, slightly up from last year. So the real -- the growth in the revenue is really coming from the growth in the size of the order, in which case -- in this case, 16%.
Slide 16 -- gross profit per transaction is up 24%. So these transactions are more valuable and the customers are more valuable to us.
Slide 17 -- increase in corporate employees. Most of this is in technology. And we don't mind that. I think that we've, in fact -- I've always regretted how tight we had to run the technology team. Now we are -- we have built-out a team. We have the team that we want to go to play the game with. We have a wonderful technology team. There's really not a flat spot in it that I can -- that I'm aware of.
And we're -- so we don't -- this growth from 730 to 836 would normally seem excessive to me. But now what's really happening is corporate is fixed. And we're -- I mean, the G&A is relatively fixed, and we're growing our technical horsepower. And that's -- it's overdue, and we expect big things from it. And I'm certainly thrilled. We've gone from having ideas and being able to execute only on a small number of them, to, we can now come up with ideas and bring them live within a couple of months. And we're building some massive projects that you'll be hearing about in the quarters ahead.
Now, questions?
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
So Patrick, before we open the lines, we did get two sets of questions that have come in to our Investor Relations site. And the first is: how is our marketing campaign with Snoop Lion working? And in particular, any comments on the SnooperMarket?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
I see this question -- is working with Snoop been a high or a low? I'm going to turn this over to Stormy Simon.
Stormy Simon - Overstock.com, Inc. - Co-President
Wow. I would say it's a high, but I wouldn't take that literally. (laughter) The SnooperMarket is a great collaboration between Overstock and the Snoop team. The marketing campaign is going well. We are reaching an audience that I believe we previously haven't spoken to, or it's been a long time. One of the reasons -- there's reasons behind the madness. And one of those reasons is Snoop has 30 million visitors on -
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Facebook friends.
Stormy Simon - Overstock.com, Inc. - Co-President
-- or friends on Facebook; huge Twitter following. He is in a market that we aren't. And we're actually seeing visitors from his influencers and it's been going well. I would call it a success. We learned a lot from it and you can see more -- you can look forward to more campaigns like it.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Okay, next question.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors

Second question was -- they would like Overstock's analysis on the Senate-passed Marketplace Fairness Act.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Well, I think the political economy of it is this is an Astroturf movement funded by Walmart and Target, because they are at a disadvantage, because they have stores everywhere, so they have to collect tax everywhere. So they've created this Astroturf movement. And lastly -- and then I'm going to turn it over to Jonathan -- but lastly, Amazon.
This is really a story of big-box retailers versus the Internet. And big-box retailers are 87% of retail, of brick-and-mortar retail. And they want this law, because even if they have websites, they have to charge tax, because they have their big-box stores in every state. So they have to collect tax in every state.
Amazon has become a big-box retailer, not in terms of having stores, but in terms of its supply chain, its big boxes or warehouse. Now they've always taken a position that their warehouse in Texas, they don't own. They just own 100% of the stock of some subsidiary corporation called Amazon Texas Warehouse or something. A very aggressive tax position that, amazingly to me, tax authorities are letting them get away with for years. The ground is dissolving under their feet on that argument, though. And so now I think that they've taken a position that given that, as that argument dissolves, they are becoming big-box retailer in every state because of their warehouses -- their 40 warehouses. So now they have to charge -- or soon they're going to have to collect tax in every state because of that. And hence, because of that, they've switched sides, and they've joined the other big boxes -- Walmart, Target, Home Depot -- and getting behind this Astroturf movement. And it's really just to eliminate the advantage that the pure plays, like we, like us, have had by keeping our operations in one state.
Jonathan?
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Yes, I agree with everything Patrick said. I do think that the Senate-passed Marketplace Fairness Act will not pass in the House. And so, while we're prepared, if necessary, to comply with it, I think members of the House realize that it would be a huge drag on both eCommerce and small brick-and-mortar stores that do some business over the Internet.
The cost to comply with the Marketplace Fairness Act is enormous. We're ready to comply if needs be, but small brick-and-mortars and small eTailers, frankly, will just have to get off of the Internet. The cost of compliance is so big.
The House Judiciary Committee Chairman, Bob Goodlatte, put out a set of principles for what he would like to see in any House-passed bill. Those principles are good. They're fair. If Congress passed a law that was built on those principles, that's something Overstock could support and support quickly.
So, okay, with that, let's open it to questions from the caller lines.

QUESTION AND ANSWER
Operator
(Operator Instructions). Nat Schindler, Bank of America Merrill Lynch.
Nat Schindler - BofA Merrill Lynch - Analyst
Just a few questions and, as usual, probably go a little back-and-forth here, if possible. But one question on going a little deeper into the Hummingbird change. This has been talked about in the SEO community, but it's -- unlike Panda that happened a while back, people don't really understand it.
Could you -- it seems the most ambiguous change Google has made. No one can tell me exactly what has changed. Could you go into some detail on what did change? And why did it get worse and then get better?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Well, the change basically favors local results and pushes down pure play results. That's the essence of the change. However, it started off in a fairly abrupt transition. But then the Google algorithms, which are, of course, more closely guarded than the Coca-Cola recipe -- they have all kinds of stabilizing factors in them. And functions like the Mexican sombrero function, strange functions that will take a sharp perturbation, and over time, bring it -- dampen it.
So, the sharp perturbation in this case was at the beginning of July when they clicked this on. It changed results for everybody -- for us, for Amazon. And it -- basically, you saw more weighting of local results, which started floating to the top. But then, based on how people click and such, the system -- I mean I'm reading -- I don't know anything that you don't know; just from reading the press -- but having read about Google and their algorithms over the years, it doesn't surprise me that there was a sharp effect at first, but then the system responds by asking, how are people clicking? How are -- are people clicking through and buying in different places? And then things floated back to a new position. And, in fact, we came off -- as far as we can tell, we came off a little bit better than we went into it. So, that's really all I know -- that it was an initial thumb on the scale in favor of local results. But then, based on consumer activity, it has shifted partly back -- at least for us.
Nat Schindler - BofA Merrill Lynch - Analyst
Okay, and then on the shifted back, are you saying it shifted back mostly in August or July? Or is this October?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
August/September.
Nat Schindler - BofA Merrill Lynch - Analyst
August -- sorry, August/September. I'm trying to reconcile that with ComScore data on unique users at your site, that seem to continue -- go -- decelerate fairly dramatically through the quarter, hitting the worst in September. Is that data -- is there data at all at least directionally accurate?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Yes. The -- well, I'm not familiar with their data, although that's a great service. I would say what I understand is that the retail world in general had a soft September, that the retail -- that's what we're hearing. I don't know if you've heard something else, but there's been a slowdown in September.
Nat Schindler - BofA Merrill Lynch - Analyst
Okay. And then going off on that same tangent, a -- somewhat of a competitor reported last night, and they discussed -- they were a little circumspect about Q4, particularly due to the shutdown and just the macro economy. And you just mentioned that retail in general had a soft September. Is that something you're seeing as well? Is it -- or is it something that you consider a risk going forward?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Actually not. In fact, what we're -- I think that we may be in for tough times as a country, but we learned in the early days, the best times for us are either really good times or really bad times. It's the mediocre times that we -- that our advantages are not so evident. But in -- if there is a slowdown or -- coming, we have great liquidation capabilities. We're starting to do more liquidation deals and bankruptcy deals. I don't know if we can say the name of the -- of any of them?
Stormy Simon - Overstock.com, Inc. - Co-President
I don't know either.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Okay. Anyway, we're getting -- and we've rebuilt the team that handles bankruptcy liquidation. We're getting a lot of calls, a lot of calls from people -- names you would know -- not necessarily who are immediately going bankrupt, but who really want to liquidate. So we're getting those calls in a way we haven't in a decade, probably. And we now have the team to put it together.
So we think that we're actually -- I used to think that we were very countercyclical. And I think in our early days, there was some strong evidence of that. So I'm not too afraid. If there is a slowdown, there's other people who are going to be hurting long before us. And those people really -- there's one channel that is -- what they all need is one channel to move their stuff without polluting their sales channel. And we provide that solution. So we actually think that, in the case of an abrupt slowdown, we'll be doing better than our competitors.
Nat Schindler - BofA Merrill Lynch - Analyst
Okay, great. And then switching gears slightly going off on your Club O. So we've heard similar -- it sounds like that's been a real driver of your increase of average order size. We've heard very similar things about Amazon's Prime. How big is Club O relative to your customer base? Which seems relatively stable at this point; so what percentage is Club O, and how is that trending?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
I can tell you that, just on a sales basis, Club O is a double-digit percentage of our business and growing -- it's growing multiples of our overall growth. So -- and I'll leave it at that. It's very -- I think it's the best loyalty program -- I mean, obviously, I think that. But it's -- there's other -- I've seen other articles and such that are mentioning it as the most generous loyalty program on the Net. It's $20; you get free shipping, 5% back on everything; 25% back on some products.
Didn't we have, Dave, a TV almost 40% rewards or something?
Stormy Simon - Overstock.com, Inc. - Co-President
Yes.

Dave Nielsen - Overstock.com, Inc. - Co-President
40% back on the television.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
It's very good. It's very good for certain vendors and brands, so they can keep some price integrity and yet subsidize that. It's very attractive to some of our suppliers to do things that way. It also enhances the value of being a Club O member. Of course, we introduced -- I think we've tinkered around this quarter with Amazon. We have introduced Amazon pricing minus 15% -- 10% -- I guess minus 10% or 15% on some goods. And that was expensive for us. I heard it was much more expensive for them. But what we've, after tinkering with a couple permutations, we decided to go with Amazon pricing on books but 15% rewards. So we're 5% on everything; 15% on books, and some products up to 25%. And the truth is, occasionally, up to 40%. And people are going for it. People are really liking Club O.
Dave?
Dave Nielsen - Overstock.com, Inc. - Co-President
Could I connect just a couple of dots on the liquidation piece of this? As Patrick just mentioned, we're ramping that up and building up that team. And not surprising, I'm sure, to you, Nat, there's a lot of brands out there that -- they have excess inventory because of some of the slowdown, and they want to move it through a channel that isn't seen, isn't scraped, isn't looked at on any Google search or any other search, for that matter. And becoming a Club O member gives us the ability to sell those products at a discount that they would -- you'd never find them if you searched in Google. It's through a closed community through Club O. And that's
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
And when you say discount, you mean the price minus the rewards.
Dave Nielsen - Overstock.com, Inc. - Co-President
Minus the rewards.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Yes.
Dave Nielsen - Overstock.com, Inc. - Co-President
So those rewards you get back or -- as Patrick mentioned, in the 25% to 40%-ish, and sometimes 50%. So it's a significant savings to you. And that's feeding some of this growth in Club O.
Nat Schindler - BofA Merrill Lynch - Analyst
And then what's the accounting for Club O? So, when you pay the $20 per year, that goes in -- I would assume, goes into revenue. And then on the discount, does it come out of -- as well as the free shipping? Is that contra revenue or is that in sales and marketing?
Robert Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management
Right, it's contra revenue as those points are earned.
Nat Schindler - BofA Merrill Lynch - Analyst
Okay, as the points are -- great. And sorry, I thought I think I cut you off, Jonathan?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
No. I was going to add we haven't made a fuss about this yet, because it's still in beta, but we have introduced an ODAT feature -- One Deal At a Time. You familiar with ODAT sites?
Nat Schindler - BofA Merrill Lynch - Analyst
Yes.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
We now have -- we just brought live a week ago, ODAT -- we have ODAT products within different stores. It's not yet being displayed prominently. Another week or so, it will be being displayed as I want. But we're starting to have really killer ODAT deals.
Stormy?
Stormy Simon - Overstock.com, Inc. - Co-President
Yes, we are.

Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Dave, do you want to add --?
Dave Nielsen - Overstock.com, Inc. - Co-President
These pages, as we have launched some of these deals, we're finding some of the higher conversion launched on our homepage. So it's performing. We've got more work to do, as you mentioned Patrick. More iterations. We'll have many more deals coming here quickly. But it speaks to the innovation. We've been able to turn that out fairly quickly.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Yes. Anything else, Nat?
Nat Schindler - BofA Merrill Lynch - Analyst
Well, just -- there's been speculation that Prime is -- Prime customers are 10x the revenue of a non-Prime customer at Amazon -- something on that order. How could I compare ODAT for you on versus -- sorry, Club O versus other Prime customers -- or versus other Overstock customers?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
It's many, many multiples more valuable when a customer is Club O. But other than that, we're not releasing any numbers. But it's a much more profitable customer.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
I guess, Nat, just like people like to speculate about what Amazon is, and they'll have to speculate about our Club O.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
And Hummingbird. They have to speculate about Hummingbird and guess at it, anyway.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Anything else, Nat?
Nat Schindler - BofA Merrill Lynch - Analyst
No, I think that's great. Thank you.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Thanks for calling in. Kate?
Operator
(Operator Instructions). Arieh Coll, Coll Capital.
Arieh Coll - Coll Capital - Analyst
Hello -- thank you for doing this call. Two unrelated questions. You've been doing dynamic personalization on your website, which has helped, I guess, increase your average ticket the past number of quarters. Can you explain what you're doing on that front maybe that would allow you to improve your conversion rate, where you really are offering what the customers are looking for, based on their purchase history and other big data information you have?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Well, we are using -- so, we are -- we had built our own recommendation system. We still have a nice relationship with RichRelevance, and which we see as best-of-breed in terms of third parties in that field, but we've also built our own systems and we like our own systems. We like our own systems. That has something -- so that has something to do with driving the average order size, but not -- it's been a mix shift, although the mix shift is arguably caused by getting people better recommendations that they like. But beyond that, I'm not quite sure of the gist of your question.
Jonathan or --?
Arieh Coll - Coll Capital - Analyst
Okay. Let me change tack then. In terms of your customer repeat rate, I've always been surprised that your customer repeat purchase rate over, I guess, 12 months is not higher. The question is, what potentially needs to be done in addition to Club O that will allow you to have a much, much larger repeat rate? And what I mean is, we're talking 80% versus 50% or 30% for customers coming back. Because otherwise, it seems as if many of your customers are purely being driven by price. And if they don't see the right price, they may or may not buy somewhere else.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO

Well, good question. We do see it is a great area for improvement, although we are slightly up over last year in that regard recently. I mean, we look at it very closely. We do have something going against us. When you're buying books, you're shopping -- when you're coming and buying a $500 sofa, $1000 bed, that customer, just by their nature, isn't coming back once a month and buying a new bed. So it's the nature of our customers that they will be less -- have a lower repeat rate. But we do see it as an area for improvement.
Arieh Coll - Coll Capital - Analyst
Thank you. Best of luck.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Thank you.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Thanks, Arieh.
Operator
Scott Tilghman, B. Riley.
Scott Tilghman - B. Riley & Co. - Analyst
Wanted to touch on two strategy questions. First in the off-line world, you have the TJX companies getting more active on the eCommerce front again, which they hadn't been doing. Wondering how you're going to be addressing that over the next few quarters or what you'll be watching?
And then second, heading into the holidays, last year, we saw a great push with mobile across the ecosystem. That seems to be accelerating again this year. Just wondering what you have in place to capture those customers?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Okay. In competing with the stores, I'll acknowledge that the stores do have a wonderful advantage. Their cost of marketing their website, their marginal cost, is essentially zero. They can just put on the receipts of everyone who goes into a T.J. Maxx -- go to TJMaxx.com. So they have a zero marginal cost, other than online -- if they do online advertising. So that's a wonderful advantage for them.
On the other hand, their distribution systems are those of a conventional retailer-- I mean, a liquidator is not really set up in the ... they've got to build some parallel systems to get the kind of efficiencies we do. So we're not too afraid of them. We think we've got a good brand. And -- but I do know that they have an advantage because of their foot traffic to their stores.
And I'm sorry, what was the second one?
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Mobile push.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
We are -- we've already released -- I said this publicly in the past -- our mobile is about 2x the percent that it is for the industry in general, both in terms of the share of our traffic that is mobile and the share of our business that is mobile. So we have some wonderful mobile solutions. We introduced more this quarter. And we plan on staying ahead of the curve on mobile.
In fact, we were once so far ahead of the curve, we had mobile solution in 2003 and 2004. The problem was nobody had smartphones. We sort of let it all fade, and then smartphones came out in 2008 -- 2007/2008, and we were behind the curve. But we have caught up. We've got great mobile solutions and we think -- we just introduced a nice feature this week. And so we think mobile is an area where it's growing fast -- significantly faster than the general business, and it's shifting to mobile -- if consumers shift to mobile, that's all to the good for us.
Scott Tilghman - B. Riley & Co. - Analyst
Let me just follow up, and this sort of ties into the prior caller's question. Do you find that your mobile users are among your most active? Your Club O users? Or are you finding any sort of cherry-picking with their activity? Do you have any way to quantify that?
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
I'm going to turn that over to Stormy. Actually, Dave, do you want to answer that?
Dave Nielsen - Overstock.com, Inc. - Co-President

Sure. We see our mobile users -- as tablets are getting more and more popular, obviously, people are sitting on the sofa and they're browsing. But it's a successful business for us. Even the tablet business, mobile business for us is doing very well. So we continue to stay focused on it. We know that's where the future is headed and we continue to develop to that.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Jonathan?
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
And Scott, we do notice differences in how smartphones, tablets, PCs, interact with us. And so we work to market to each of them slightly differently.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
I'll throw in something that I said publicly on Fox Business, so there's nothing new here. But there's quite a interesting gap between tablet users and phone users. Phones have essentially gone to free. And so, you get one type of customer shopping from their phone; whereas tablets are still hundreds of dollars. People who have them are more affluent and you get a different type of shopping behavior.
Scott Tilghman - B. Riley & Co. - Analyst
Makes sense. Thank you.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Thanks, Scott.
Operator
I'm not showing any further questions at this time. I would like to turn the call back over to presenters for closing comments.
Jonathan Johnson - Overstock.com, Inc. - Executive Vice Chairman of the Board of Directors
Okay, thank you. We appreciate all that have called in. We appreciate our shareholders for trusting us with their capital. We'll get back to what we think will be, and always is, our busiest quarter. So thanks, everybody.
Patrick Byrne - Overstock.com, Inc. - Chairman and CEO
Thank you.
Stormy Simon - Overstock.com, Inc. - Co-President
Thanks.
Dave Nielsen - Overstock.com, Inc. - Co-President
Thank you.
Operator
Thank you. That concludes today's conference call and you may now disconnect. Everyone have a wonderful day.

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